Entergy Systems and Service, Inc.
Statement of Operations
Quarter Ended June 30, 1996
(Unaudited)
Revenue                                      $    5,801,201.00

Operating Expense                                 5,445,886.00
                                               ---------------
Gross Margin                                        355,315.00

Selling Expense                                   3,890,621.00
Marketing                                           693,562.00
Administrative & General Expense                  4,792,551.00
Other Expense/Income                              1,813,244.00
                                               ---------------
Net Operating Profit (Loss) Before Taxes        (10,834,663.00)

Income taxes                                     (3,792,132.00)
                                               ---------------
Net Profit (Loss)                            $   (7,042,531.00)
                                               ===============

Entergy Systems and Service, Inc.
Balance Sheet
June 30, 1996
(Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                 $    9,882,355.24
   Accounts receivable                            1,884,179.37
   Other current assets                           3,902,950.70
                                               ---------------
      Total current assets                       15,669,485.31
                                               ---------------
Investments:
   Investment in SASI, Inc.                           -
   Note receivable - SASI, Inc.                   2,430,000.00
   HES service contracts, net                     3,640,096.50
                                               ---------------
      Total investments                           6,070,096.50
                                               ---------------
Fixed Assets:
   Furniture and equipment, net                  10,745,104.29
   Intangible assets, net                           496,801.36
   Equipment inventory held for installation     21,278,068.08
   Installations in process                       8,843,457.83
   Installed equipment                           42,530,013.47
      Total fixed assets                         83,893,445.03
                                               ---------------
Deferred Debits:
   Miscellaneous deferred debits                  8,076,513.53
   SASI technology                                8,673,913.55
   Deferred income taxes                          7,618,021.80
   Other assets, net                              2,723,982.36
                                               ---------------
      Total deferred debits                      27,092,431.24
                                               ---------------
      TOTAL ASSETS                           $  132,725,458.08
                                               ===============

Entergy Systems and Service, Inc.
Balance Sheet
June 30, 1996
(Unaudited)

LIABILITIES AND CAPITAL

Current & accrued liabilities:
   Accounts payable                          $      739,936.41
   Accrued liabilities                            5,476,231.40
   Current portion of capital lease obligation      123,155.93
                                               ---------------
      Total current & accrued liabilities         6,339,323.74
                                               ---------------
Long-term liabilities:
   Note payable - Entergy Corp.                       -
   Capital lease obligations                        137,293.30
   Other long-term liabilities                    6,568,752.00
                                               ---------------
      Total long-term liabilities                 6,706,045.30
                                               ---------------
Deferred Credits:
   Service contract revenue                      31,088,079.25
                                               ---------------
      Total deferred credits                     31,088,079.25
                                               ---------------
Capital:
   Common stock, no par value,
   50,000 shares authorized
   13,500 shares issued and outstanding          13,500,000.00
   Paid in capital                              135,700,000.00
   Accumulated deficit                          (60,607,990.21)
                                               ---------------
      Total capital                              88,592,009.79
                                               ---------------
      Total liabilities and capital          $  132,725,458.08
                                               ===============

Entergy Systems and Service, Inc.
Total Assets & Revenues by Activity
June 30, 1996
(Unaudited)



Assets by Activity:
  Energy Management & DSM Services           $   67,755,731.37
                                               ===============


Revenues by Activity:
  Energy Management & DSM Services           $    5,801,201.00
                                               ===============

Entergy Systems and Service, Inc.
Total Assets & Revenues by Geographic Region
June 30, 1996
(Unaudited)



Assets by Region:
  Inside Base Region                         $   21,780,768.60

  Outside Base Region                            35,116,978.57
                                               ---------------
    Total Assets                                 56,897,747.17
                                               ===============


Revenues by Region:
  Inside Base Region                         $    2,061,206.02
  Outside Base Region                             3,739,994.98
                                               ---------------
    Total Revenues                                5,801,201.00
                                               ===============